UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 10, 2011

Boeing Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-10795	95-2564584
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Naches Ave. SW, 3rd Floor Renton, Washington		98057
(Address of principal executive offices)		(Zip Code)

(425) 965-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 10, 2011, The Boeing Company (“Boeing”) entered into a $2.3 billion, 364-day revolving credit agreement (the “364-Day Credit Agreement”), with Citigroup Global Markets Inc. and J.P. Morgan Securities LLC as joint lead arrangers and joint book managers, JPMorgan Chase Bank, N.A. as syndication agent and Citibank, N.A. (“Citibank”) as administrative agent, and a syndicate of lenders as defined in the 364-Day Credit Agreement. This facility replaces the $2.376 billion, 364-day credit agreement Boeing entered into on November 12, 2010. We are a designated subsidiary borrower under the 364-Day Credit Agreement. Pursuant to a letter agreement dated as of November 10, 2011 between us and Boeing, we have been given exclusive access by Boeing to $750 million of the $2.3 billion revolving credit line under the 364-Day Credit Agreement. Any borrowings under the 364-Day Credit Agreement by us will be guaranteed by Boeing.

Under the 364-Day Credit Agreement, Boeing will pay a fee of 0.05% per annum on the commitments. We will reimburse Boeing for the amount of such fees that relates to the portion of the facility that Boeing has exclusively reserved for us. Borrowings under the 364-Day Credit Agreement that are not based on Eurodollar rates will bear interest at an annual rate equal to the highest of (1) the rate announced publicly by Citibank, from time to time, as its “base” rate, (2) the federal funds rate plus 0.50% and (3) the British Bankers Association one month LIBOR plus 1.00%. Borrowings under the 364-Day Credit Agreement that are based on Eurodollar rates will generally bear interest based on an applicable LIBOR rate plus 0.825% per annum.

The 364-Day Credit Agreement is scheduled to terminate on November 8, 2012, subject to Boeing’s right to extend the term for an additional 364 days or, following payment of additional fees, convert outstanding borrowings into term loans with a maturity date that is the one-year anniversary of the termination date.

On November 10, 2011, Boeing also entered into a $2.3 billion, five-year revolving credit agreement (the “5-Year Credit Agreement” and, together with the 364-Day Credit Agreement, the “Credit Agreements”) with Citigroup Global Markets Inc. and J.P. Morgan Securities LLC as joint lead arrangers and joint book managers, JPMorgan Chase Bank, N.A. as syndication agent and Citibank as administrative agent, and a syndicate of lenders as defined in the 5-Year Credit Agreement. This facility replaces the $2.0 billion, five-year credit agreement Boeing entered into on November 16, 2007. We are a designated subsidiary borrower under the 5-Year Credit Agreement. Pursuant to a letter agreement dated as of November 10, 2011 between us and Boeing, we have been given exclusive access by Boeing to $750 million of the $2.3 billion revolving credit line under the 5-Year Credit Agreement. Any borrowings under the 5-Year Credit Agreement by us will be guaranteed by Boeing.

Under the 5-Year Credit Agreement, Boeing will pay a fee between 0.06% and 0.15% per annum on the commitments, depending on Boeing’s credit rating. We will reimburse Boeing for the amount of such fees that relates to the portion of the facility that Boeing has exclusively reserved for us. Borrowings under the 5-Year Credit Agreement that are not based on Eurodollar rates will bear interest at an annual rate equal to the highest of (1) the rate announced publicly by Citibank, from time to time, as its “base” rate, (2) the federal funds rate plus 0.50% and (3) the British Bankers Association one month LIBOR plus 1.00%. Borrowings under the 5-Year Credit Agreement that are based on Eurodollar rates will generally bear interest based on an applicable LIBOR rate plus between 0.565% and 0.975% per annum, depending on Boeing’s credit rating. The Five-Year Credit Agreement is scheduled to terminate on November 10, 2016, subject to Boeing’s right to extend the term for one additional year.

The Credit Agreements contain customary terms and conditions, including covenants restricting Boeing’s ability to permit consolidated debt (as defined in the applicable agreement) in excess of 60% of Boeing’s total capital (as defined in the applicable agreement) or to incur liens, merge or consolidate with another entity. Events of default under the Credit Agreements include: (1) failure to pay outstanding principal or interest within five business days of when due, (2) determination that any representation or warranty was incorrect in any material respect when made, (3) failure to perform any other term, covenant or agreement, which failure is not remedied within 30 days of notice, (4) a cross-default with other debt in certain circumstances, (5) the incurrence of certain liabilities under the Employee Retirement Income Security Act and (6) bankruptcy and other insolvency events. If an event of default occurs and is continuing, the lenders would have the right to accelerate and require the repayment of all amounts outstanding under the applicable agreement and would not be required to advance any additional funds.

Some of the lenders under the Credit Agreements and their affiliates have various relationships with Boeing and its subsidiaries involving the provision of financial services, including cash management, investment banking, and trust and leasing services. In addition, Boeing and certain of its subsidiaries have entered into foreign exchange and other derivative arrangements with certain of the lenders and their affiliates.

The foregoing description is qualified in its entirety by the Credit Agreements, which are filed as exhibits hereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information described above under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are filed as part of this report:

10.1	364-Day Credit Agreement, dated as of November 10, 2011, between Boeing and the banks listed therein, incorporated by reference to Exhibit 10.1 to the Boeing Company Form 8-K filed November 14, 2011 (File No. 001-00442)

10.2	Five-Year Credit Agreement, dated as of November 10, 2011, between Boeing and the banks listed therein, incorporated by reference to Exhibit 10.1 to the Boeing Company Form 8-K filed November 14, 2011 (File No. 001-00442)

10.3	Borrower Subsidiary Letter, dated as of November 10, 2011, relating to the 364-Day Credit Agreement

10.4	Borrower Subsidiary Letter, dated as of November 10, 2011, relating to the Five-Year Credit Agreement

10.5	Letter Agreement relating to the 364-Day Credit Agreement and the Five-Year Credit Agreement, dated as of November 10, 2011, between Boeing and us

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Boeing Capital Corporation

	By:	/s/ Kelvin E. Council
November 14, 2011		Kelvin E. Council
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	364-Day Credit Agreement, dated as of November 10, 2011, between Boeing and the banks listed therein, incorporated by reference to Exhibit 10.1 to the Boeing Company Form 8-K filed November 14, 2011 (File No. 001-00442)

10.2	Five-Year Credit Agreement, dated as of November 10, 2011, between Boeing and the banks listed therein, incorporated by reference to Exhibit 10.1 to the Boeing Company Form 8-K filed November 14, 2011 (File No. 001-00442)

10.3	Borrower Subsidiary Letter, dated as of November 10, 2011, relating to the 364-Day Credit Agreement

10.4	Borrower Subsidiary Letter, dated as of November 10, 2011, relating to the Five-Year Credit Agreement

10.5	Letter Agreement relating to the 364-Day Credit Agreement and the Five-Year Credit Agreement, dated as of November 10, 2011, between Boeing and us.